EXHIBIT (9)(A)
                                  THE CRM FUNDS
                            ADMINISTRATION AGREEMENT

         AGREEMENT made the 1st day of January, 1998, between The CRM Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, and Forum Administrative Services, LLC (the "Administrator"), a corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, ME 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust desires that the Administrator perform administrative services for series of the Trust now existing or that in the future may be created, and for classes that may in the future be created in each of the separate investment portfolios of the Trust as listed on Schedule A hereto, as it may be amended from time to time (each a "Portfolio" and, collectively, the "Portfolios"), and the Administrator is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Administrator do hereby agree as follows:

         SECTION 1.  APPOINTMENT

         The Trust hereby appoints the Administrator, and the Administrator hereby agrees, to act as administrator of the Trust for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to the Administrator copies of its Trust Instrument and Bylaws, the Trust's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Portfolio (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Administrator with all amendments of or supplements to the foregoing.

         SECTION 2.  ADMINISTRATIVE DUTIES

         (a) Subject to the direction and control of the board of trustees of the Trust (the "Board"), the Administrator shall manage all aspects of the Trust's operations with respect to the Portfolios except those which are the responsibility of CRM Advisers, LLC, or any other investment adviser to a Portfolio or the Portfolios (the "Adviser"), all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Trust or each Portfolio, as applicable, the Administrator shall: (i) oversee (A) the preparation and maintenance by the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant (or if appropriate, prepare and maintain) in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law;
(B) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares;
(D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

           (ii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Portfolios;

          (iii) be responsible for the preparation and the printing of the periodic updating of the Registration Statement and Prospectus, tax returns, and reports to shareholders, the Securities and Exchange Commission and state securities commissions;

           (iv)   be  responsible  for  the  preparation  of  proxy  and
                  information   statements  and  any  other
                  communications to shareholders;

            (v) at the request of the Board, provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

           (vi) provide the Trust, at the Trust's expense, with the services of persons, who may be officers of the Trust, competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operations of the Trust;

          (vii) with the approval of the Trust's counsel, prepare, file and maintain the Trust's governing documents, including the Trust Instrument, the Bylaws and minutes of meetings of trustees and shareholders;

         (viii)   with the approval of the Trust's counsel and cooperation  from
                  the  Adviser   and  other   relevant   parties,   prepare  and
                  disseminate materials for meetings of the Board;

           (ix) monitor sales of Shares and ensure that such Shares are properly and duly registered with the Securities and Exchange Commission and applicable state securities commissions;

            (x) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

           (xi) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Portfolio as a regulated investment company under the Internal Revenue Code of 1986, as amended, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders; and

          (xii) advise the Trust and the Board on matters concerning the Trust and its affairs.

         (c) The books and records pertaining to the Trust which are in possession of the Administrator shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Administrator to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under this Agreement.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY

         (a) The Administrator shall use its best judgment and efforts in rendering the services described in this Agreement. The Administrator shall not be liable to the Trust for any action or inaction of the Administrator in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to a Portfolio made to the Administrator by an officer of the Trust duly authorized. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

         (b) The Trust agrees to indemnify and hold harmless the Administrator, its employees, agents, officers and trustees against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of the Administrator's actions or omissions that are consistent with the standard of care set forth in paragraph (a) of this section.

         (c) The Administrator agrees to indemnify and hold harmless the Trust, its employees, agents, officers and trustees against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of the Administrator's actions or omissions that are not consistent with the standard of care set forth in paragraph (a) of this section.

         (d) Neither party shall be required to indemnify the other if, prior to confessing any claim against it which may be subject to indemnification, the indemnified party does not give the indemnifying party written notice of, and reasonable opportunity to defend against, the claim.

         SECTION 4.  EXPENSES

         Subject to any agreement by the Advisor or other person to reimburse any expenses of the Trust that relate to the Portfolios, the Trust shall be responsible for and assumes the obligation for payment of all of its reasonable expenses, including: (a) the fee payable under Section 5 hereof; (b) the fees payable to the Adviser under an agreement between the Adviser and the Trust; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions, including the fees and commissions of introducing brokers; (e) premiums of insurance for the Trust, its trustees and officers and fidelity bond premiums; (f) fees, interest charges and expenses of third parties, including the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses;
(k) auditing, legal and compliance expenses; (l) costs of forming the Trust and maintaining its existence; (m) costs of preparing and printing Trust's Prospectuses, subscription application forms and shareholder reports and delivering them to existing shareholders; (n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares of the Trust and of preparing tax returns; (p) costs of reproduction, stationery and supplies; (q) fees and expenses of the Trust's trustees; (r) compensation of the Trust's officers and employees who are not employees of the Adviser or Administrator or their respective affiliated persons and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliated persons) performing services for the Trust; (s) costs of trustee meetings; (t) Securities and Exchange Commission registration fees and related expenses; (u) state or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Trust in accordance with any distribution plan adopted pursuant to Rule 12b-1 under the Act or under any shareholder service plan or agreement.

         SECTION 5.  COMPENSATION

         (a) For the administrative services provided by the Administrator pursuant to this Agreement, the Trust shall pay the Administrator, with respect to each of the Portfolios, a fee at an annual rate equal to the amount set forth in Schedule B hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Upon the termination of this Agreement, the Trust shall pay to the Administrator such compensation as shall be payable prior to the effective date of such termination.

         (b) Notwithstanding anything in this Agreement to the contrary, the Administrator and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services on behalf of the Portfolios in accordance with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Act, (ii) the provision of shareholder support or other services or (iii) service as a trustee or officer of the Trust.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Portfolio on the date on which the Trust's Registration Statement relating to the Shares of the Portfolio become effective.

         (b) This Agreement shall continue in effect for twelve months as it pertains to a Portfolio and, thereafter, shall be automatically renewed each year for an additional term of one year with respect to such Portfolio.

         (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty (i) by the Board on 60 days' written notice to the Administrator or (ii) by the Administrator on 60 days' written notice to the Trust.

         SECTION 7.  ACTIVITIES OF ADMINISTRATOR

         Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Administrator's right, or the right of any of its officers, directors or employees (whether or not they are a trustee, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the Administration or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Portfolio shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and the Administrator agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which the Administrator's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Portfolios.

         SECTION 9.  CONFIDENTIALITY

         The Administrator agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that the Administrator may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the Securities and Exchane Commission;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

         SECTION 10.  MISCELLANEOUS

         (a) Except for the Schedules, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of a Portfolio.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," and "affiliated person" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                  THE CRM FUNDS


                                                     /s/ Fred M. Filoon
                                                         Fred M. Filoon
                                                         President


                                              FORUM ADMINISTRATIVE SERVICES, LLC


                                                     /s/ John Y. Keffer
                                                         John Y. Keffer
                                                         President

                                  THE CRM FUNDS
                            ADMINISTRATION AGREEMENT


                                   SCHEDULE A
                             PORTFOLIOS OF THE TRUST
                              AS OF JANUARY 2, 1998




                          The CRM Small Cap Value Fund
                           The CRM Mid Cap Value Fund
                               The CRM Value Fund


                                   SCHEDULE B
                               ADMINISTRATION FEES

                                Fee as a % of the
                              Annual Average Daily
                          NET ASSETS OF EACH PORTFOLIO

                             0.15% first $50 million
                             0.10% next $50 million
               0.05% thereafter subject to $25,000 annual minimum